                      EXHIBIT 99-5(g): Policy Illustration

                                                                                                                  ING ReliaStar Life
VARIABLE ACCUMULATION DESIGN                                                                              20 Washington Avenue South
A Survivorship Flexible Premium Variable Universal Life                                                       Minneapolis, MN  55401
Insurance Policy

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the current policy costs continue. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus
         Male 55 Standard No Tobacco
2nd Client
         Female 55 Standard No Tobacco
State of Issue:  Minnesota

Initial Total Face Amount:  $250,000
Initial Death Benefit Option: A (Level)                       Death Benefit Guarantee (DBG) to end of year:             34
Annual Premium:  $4,689.79                                    Initial Minimum Annual Premium for DBG:            $4,689.79

                                         ----------------------------------------------------------------------------------------
                                                                              CURRENT POLICY COSTS
                                              0.00% Gross Hypothetical Return             12.00% Gross Hypothetical Return
                                                    (-0.80% Net Return)                          (11.20% Net Return)
                                         ----------------------------------------------------------------------------------------

                  End                                        Cash                                         Cash
                 of Yr         Premium     Accumulation    Surrender       Death        Accumulation    Surrender         Death
     Yr           Age          Outlay         Value          Value        Benefit           Value         Value          Benefit
     --           ---          ------         -----          -----        -------           -----         -----          -------
     1        56     56         4,690          3,738             0        250,000            4,224              0         250,000
     2        57     57         4,690          7,392           180        250,000            8,856          1,643         250,000
     3        58     58         4,690         10,962         3,750        250,000           13,937          6,725         250,000
     4        59     59         4,690         14,448         7,235        250,000           19,513         12,300         250,000
     5        60     60         4,690         17,849        10,637        250,000           25,631         18,419         250,000
                                -----
                               23,449

     6        61     61         4,690         21,165        14,674        250,000           32,347         25,856         250,000
     7        62     62         4,690         24,391        18,621        250,000           39,717         33,947         250,000
     8        63     63         4,690         27,520        22,471        250,000           47,800         42,751         250,000
     9        64     64         4,690         30,545        26,217        250,000           56,666         52,338         250,000
     10       65     65         4,690         33,458        29,852        250,000           66,388         62,782         250,000
                                -----
                               46,898

     15       70     70         4,690         47,635        47,635        250,000           135,875       135,875         250,000

                                         ----------------------------------------------------------------------------------------
                                                                              CURRENT POLICY COSTS
                                              0.00% Gross Hypothetical Return             12.00% Gross Hypothetical Return
                                                    (-0.80% Net Return)                          (11.20% Net Return)
                                         ----------------------------------------------------------------------------------------

                  End                                        Cash                                         Cash
                 of Yr         Premium     Accumulation    Surrender       Death        Accumulation    Surrender         Death
     Yr           Age          Outlay         Value          Value        Benefit           Value         Value          Benefit
     --           ---          ------         -----          -----        -------           -----         -----          -------
     20        75     75          4,690          57,238         57,238      250,000         252,750        252,750        270,443

     25        80     80          4,690          69,874         69,874      250,000         454,202        454,202        476,912

     30        85     85          4,690          73,630         73,630      250,000         790,097        790,097        829,603

     35        90     90          4,690          56,154         56,154      250,000       1,344,529      1,344,529      1,411,756

    *40        95     95          4,690               0              0            0       2,263,817      2,263,817      2,286,456

     45       100    100          4,690               0              0            0       3,831,817      3,831,817      3,831,817

     46       101    101              0               0              0            0       4,250,235      4,250,235      4,250,236

     50       105    105              0               0              0            0       6,433,620      6,433,620      6,433,621

     55       110    110              0               0              0            0      10,802,492     10,802,492     10,802,492

*  Year 40, Month 4
   Based on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the maximum policy costs guaranteed in the policy were charged. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus
         Male 55 Standard No Tobacco
2nd Client
         Female 55 Standard No Tobacco
         State of Issue:  Minnesota


Initial Total Face Amount:    $250,000                   Death Benefit Guarantee (DBG) to end of year:           34
Initial Death Benefit Option: A (Level)                  Initial Minimum Annual Premium for DBG:          $4,689.79
Annual Premium:  $4,689.79



                                            -----------------------------------------------------------------------
                                                                MAXIMUM GUARANTEED POLICY COSTS
                                            0.00% Gross Hypothetical Return        12.00% Gross Hypothetical Return
                                                   (-0.80% Net Return)                    (11.20% Net Return)
                                            -----------------------------------------------------------------------

                  End                        Accum        Cash                      Accum         Cash
                 of Yr          Premium     ulation     Surrender      Death       ulation      Surrender    Death
     Yr           Age            Outlay      Value        Value       Benefit       Value         Value     Benefit
     --           ---            ------      -----        -----       -------       -----         -----     -------

      1      56        56        4,690        3,691            0      250,000        4,174           0     250,000
      2      57        57        4,690        7,292           79      250,000        8,743       1,530     250,000
      3      58        58        4,690       10,797        3,584      250,000       13,742       6,530     250,000
      4      59        59        4,690       14,202        6,989      250,000       19,210      11,997     250,000
      5      60        60        4,690       17,502       10,289      250,000       25,186      17,974     250,000
                                23,449

      6      61        61        4,690       20,688       14,197      250,000       31,717      25,226     250,000
      7      62        62        4,690       23,752       17,982      250,000       38,849      33,079     250,000
      8      63        63        4,690       26,679       21,630      250,000       46,630      41,582     250,000
      9      64        64        4,690       29,450       25,123      250,000       55,115      50,788     250,000
     10      65        65        4,690       32,047       28,440      250,000       64,363      60,757     250,000
                                46,898

     15      70        70        4,690       41,591       41,591      250,000      124,878     124,871     250,000

     20      75        75        4,690       41,340       41,340      250,000      221,645     221,645     250,000

     25      80        80        4,690       20,466       20,466      250,000      385,603     385,603     404,884

                                         ----------------------------------------------------------------------------------------
                                                                      MAXIMUM GUARANTEED POLICY COSTS
                                           0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                                    (-0.80% Net Return)                                    (11.20% Net Return)
                                         ----------------------------------------------------------------------------------------

                  End                                        Cash                                         Cash
                 of Yr         Premium     Accumulation    Surrender       Death        Accumulation    Surrender         Death
     Yr           Age          Outlay         Value          Value        Benefit           Value         Value          Benefit
     --           ---          ------         -----          -----        -------           -----         -----          -------

     30        85     85          4,690            0              0       250,000            643,773       643,773         675,962

    *35        90     90          4,690            0              0             0          1,038,667     1,038,667       1,090,601

     40        95     95          4,690            0              0             0          1,665,047     1,665,047       1,681,698

     45       100     100         4,690            0              0             0          2,735,219     2,735,219       2,735,220

     46       101     101         4,690            0              0             0          3,014,150     3,014,150       3,014,151

     50       105     105         4,690            0              0             0          4,445,028     4,445,028       4,445,029

     55       110     110         4,690            0              0             0          7,224,236     7,224,236       7,224,237

*  Year 35, Month 1
   Based on the maximum guaranteed costs and a 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.



























                THIS ILLUSTRATION IS NOT VALID WITHOUT ALL PAGES.

                  VARIABLE INFORMATION ABOUT YOUR ILLUSTRATION


This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

Premium Outlay is the total out of pocket expense. The premium outlay represents the premiums paid, less any withdrawals and loans, plus loan interest paid in cash. The premium outlay is shown on an annual basis.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical annual returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your registered representative or ReliaStar Life Insurance Company that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy will be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

VARIABLE INVESTMENT OPTIONS. The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested in equal proportions among all available variable investment options. The arithmetic average annual expenses of all variable investment options is 0.80%.

In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

For current costs, the variable accumulation value charge on an annual basis is equal to 0.90% of the Variable Account assets for years one through ten, and 0.25% thereafter. For maximum guaranteed costs, the mortality and expense risk charge on an annual basis is equal to 0.90% in years one through ten, and 0.90% thereafter.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations. Variable investment options can be changed or transferred between the variable investment options of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to twelve per policy year and charge $25.00 for transfer.

FIXED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 3.00% on amounts credited to the account. ReliaStar Life Insurance Company has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your registered representative. All guarantees are backed by the assets of ReliaStar Life Insurance Company.

DEATH BENEFIT GUARANTEE. The death benefit guarantee is in effect for 34 policy years provided minimum premiums (net of policy loans and withdrawals) are paid. The death benefit guarantee prevents the policy from lapsing during this period even if cash surrender value is not sufficient to cover the monthly deduction due. The death benefit guarantee allows for financial security regardless of variable investment option performance. All guarantees are backed by the assets of ReliaStar Life Insurance Company. Please see the Prospectus for a full explanation of this provision.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $390.82 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEATH BENEFIT OPTION. Under Option A (Level), the death benefit until age 100 is equal to the face amount. Under Option B (Variable), the death benefit until age 100 of the younger joint insured is equal to the face amount plus the accumulation value. Under Option C (Face Amount plus Premium), the death benefit until age 100 of the younger joint insured is equal to the face amount plus total premiums less total withdrawals. Under all three options, a greater death benefit will apply if the minimum death benefit to qualify as life insurance based on the Death Benefit Qualification Test exceeds the amounts described above. The death benefit after age 100 of the younger joint insured is equal to the accumulation value. The initial Death Benefit Option assumed in this illustration is A (Level).

DEDUCTIONS AND CHARGES. A premium expense charge is deduced from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a monthly amount charge (for 20 policy years after issue or any increase), a mortality expense risk charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 15 years and the first 15 years following any requested increase in the face amount.

POLICY SPLIT OPTION RIDER. Allows the policymaker to split the policy into two individual cash value life insurance policies in the event of a divorce of the insureds, dissolution of a business partnership of the insureds, or if there is a change in the federal estate tax laws that would eliminate the unlimited marital deduction or reduce by at least 50% the estate taxes payable at death. Evidence of insurability on each insured may be required to exercise this option. There is no charge for this rider.

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endorsement Contract
(MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59 1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Variable Accumulation Design is a product of ReliaStar Life Insurance Company located at 20 Washington Avenue South, Minneapolis, MN 55401. The general distributor is ING America Equities, Inc., located at 1290 Broadway, Denver, CO 80203. Both companies are members of ING Group. Form #85-911 (may vary by state).

INITIAL PREMIUM LIMITS SUMMARY.

         Minimum First Year Annual Premium:                           $4,689.79
         Guideline Level Premium:                                     $5,379.78
         Guideline Single Premium:                                   $60,120.52
         MEC 7-Pay Premium:                                          $13,137.85

                       ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account


The page summarizes information from the previous ledger pages and outlines some important policy provision. Review the information presented below. If acceptable, sign, date, and return this illustration, along with the application for insurance, to ReliaStar Life Insurance Company.


Prepared for:

May 2002 Prospectus
         Male Standard 55 No Tobacco
2nd Client
         Female 55 Standard No Tobacco
State of Issue:  Minnesota

Initial Total Face Amount:  $250,000                                  Death Benefit Guarantee (DBG) to end of year:             34
Initial Death Benefit Option: A (Level)                               Initial Minimum Annual Premium for DBG:            $4,689.79
Annual Premium:  $4,689.79


The summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

------------------------------------------------------------------------------------------------------------------------------------
                                           GUARANTEED COSTS                                    CURRENT COSTS
                                              0.00% Gross                       0.00% Gross                       12.00% Gross
                                          Hypothetical Return               Hypothetical Return               Hypothetical Return
                                          (-0.80% Net Return)               (-0.80% Net Return)                (11.20% et Return)
------------------------------------------------------------------------------------------------------------------------------------
Year 10
   Cash Surrender Value:                       28,440                             29,852                           62,782
   Death Benefit:                             250,000                            250,000                          250,000

Year 20
   Cash Surrender Value:                      41, 340                             57,238                          252,750
   Death Benefit:                             250,000                            250,000                          270,443

Projected year when
   Death Benefit ends:                             34                                 39                     Does not end
------------------------------------------------------------------------------------------------------------------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.

I understand that:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the policy and the underlying portfolios. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance until the younger joint insured's age 100, if the cash surrender value, as explained in the Prospectus, is sufficient to pay the monthly charges. After age 100 of the younger joint insured, the policy stays inforce, but he death benefit reduces to equal the accumulation value.

VARIABLE INVESTMENT OPTIONS ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more variable investment options, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a variable investment option, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any variable investment option(s) is guaranteed. I may also allocate net premiums to the Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 3.00%.

SELECTED PORTFOLIO. The variable investment options I select have varying portfolio operating expenses. Changes to the selected variable investment options and the allocation percentages will have an impact on the policy cash values. This illustration assumes the arithmetic average annual expense of all variable investment options is 0.80%.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The cash value feature is based on the value of the variable investment options underlying the policy. The cash value is not guaranteed, and because of the risk inherent in a variable policy, it may lose value. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative charges, amount charges, and mortality and expense risks assumed by the Company. If I surrender the policy or allow it to lapse during the first 15 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. Excessive policy loans and withdrawals may cause the policy to lapse. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the policy may lapse. Policy loans and partial withdrawals may cause the death benefit guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus, "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.



------------------------------------------------                        ---------------------------------
Applicant or Policyowner                                                Date

------------------------------------------------                        ---------------------------------
Applicant or Policyowner                                                Date


------------------------------       --------------------------------
Date of Prospectus                   Prospectus Form Number


------------------------------------------------                        ---------------------------------
                                                                        Date

20 WASHINGTON AVE S
MINNEAPOLIS, MN  554011900

                           VARIABLE INVESTMENT OPTIONS



The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested according to these allocations.


                                                                                                                  Actual Portfolio
Variable Investment Options                                                                                      Operating Expense
---------------------------                                                                                      -----------------
AIM V.I. Dent Demographic Trends Fund - Series I                                                                      1.30%
Alger American Growth Portfolio                                                                                       0.81%
Alger American Leveraged AllCap Portfolio                                                                             0.92%
Alger American MidCap Growth Portfolio Initial Class                                                                  0.88%
Alger American Small Capitalization Portfolio Initial Class                                                           0.92%
Fidelity VIP Equity-Income Portfolio Initial Class                                                                    0.57%
Fidelity VIP Growth Portfolio Initial Class                                                                           0.65%
Fidelity VIP High Income Portfolio Initial Class                                                                      0.70%
Fidelity VIP Money Market Portfolio Initial Class                                                                     0.28%
Fidelity VIP Contrafund Portfolio Initial Class                                                                       0.64%
Fidelity VIP Index 500 Portfolio Initial Class                                                                        0.28%
Fidelity VIP Investment Grade Bond Portfolio - Initial Class                                                          0.54%
GCG Trust Mid-Cap Growth Series                                                                                       0.89%
GCG Trust Fully Managed Series                                                                                        0.95%
ING Income VP Bond Portfolio Class R Series                                                                           0.50%
ING Partners UBS Tactical Asset Allocation Portfolio Initial Class                                                    0.92%
ING Partners Van Kampen ComStock Portfolio Initial Class                                                              0.95%
ING VP Index Plus LargeCap Portfolio Class R Shares                                                                   0.45%
ING VP Index Plus MidCap Value Portfolio Class R Shares                                                               0.55%
ING VP Index Plus SmallCap Portfolio Class R Shares                                                                   0.60%
ING VP Trust Small Cap Opportunities Portfolio Class R Shares                                                         0.90%
ING VP Trust Growth Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Growth + Value Portfolio Class R Shares                                                                  0.80%
ING VP Trust High Yield Bond Portfolio Class R Shares                                                                 0.80%
ING VP Trust International Value Portfolio Class R Shares                                                             1.00%
ING VP Trust MagnaCap Portfolio Class R Shares                                                                        0.90%
ING VP Trust MidCap Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Research Enhanced Index Growth Portfolio Class R Shares                                                  0.90%
Janus Aspen Series Aggressive Growth Portfolio Institutional Shares                                                   0.67%
Janus Aspen Series Growth Portfolio Institutional Shares                                                              0.66%
Janus Aspen Series International Growth Portfolio Institutional Shares                                                0.71%
Janus Aspen Series Worldwide Growth Portfolio Institutional Shares                                                    0.69%
Neuberger Berman AMT Limited Maturity Bond Portfolio                                                                  0.73%
Neuberger Berman AMT Partners Portfolio                                                                               0.87%
Neuberger Berman AMT Socially Responsive Portfolio                                                                    1.53%
OCC Accumulation Trust Equity Portfolio                                                                               0.93%
OCC Accumulation Trust Global Equity Portfolio                                                                        1.20%
OCC Accumulation Trust Managed Portfolio                                                                              0.88%
OCC Accumulation Trust Small Cap Portfolio                                                                            0.90%
Pioneer VCT Mid Cap Value Class II Shares                                                                             0.79%
Pioneer VCT Small Cap Value VCT Portfolio Class I Shares                                                              1.25%
Putnam VT Growth and Income Fund Class IA Shares                                                                      0.51%
Putnam VT New Opportunities Fund Class IA Shares                                                                      0.59%
Putnam VT Small Cap Value Fund Class IA Shares                                                                        0.94%
Putnam VT Voyager Fund Class IA Shares                                                                                0.57%

Arithmetic average annual expenses of all variable investment options                                                 0.80%

In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations.

These are assumed values which are not guaranteed and your actual experience may vary. See the summary pages for assumptions and guaranteed values.








                                       11